UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2019

EAGLE MOUNTAIN CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 Tomball Pkwy, Suite 204, Houston TX	77070
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (281) 886-7873

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On March 20, 2019 the Company appointed Mr. Yui Hang (Michael) Chan, Ms. Wan Wah Kitty and Mr. Quoc (Jacob) Nguyen to its Board of Directors.

Mr. Yui Hang (Michael) Chan, CPA, MBA

Mr. Chan, 62, is a practicing Hong Kong based CPA with advanced professional degrees including a Master of Business Administration (MBA) from the Hong Kong Polytechnic University in October of 1983. Mr. Chan has owned and operated his own accounting firm, Michael Chan & Co, from 2005 to date.

Ms. Wan Wah Kitty Ching, Professional Accountant

Ms. Ching, 38, is a Professional Accountant and member of the Institute of Professional Accountants (IPA) Australia, the Institute of Financial Accountants (IFA), and the Institute of Certified Management Accountants (ICMA). Ms. Ching has been employed by Three Aces Advisory Limited, operating in Hong Kong, for the past five years. Three Aces provides various advisory services including accounting and consulting services.  Ms. Ching has prior served such roles as corporate secretary and Chief Operating Officer for various private corporations.

Mr. Quoc (Jacob) Nguyen, BEcon

Mr. Nguyen, 46, is a graduate of Central Florida University in economics (1994) and has been an independent business strategic advisor for the past 20 years providing services to clients on three continents in strategic business development, mergers, marketing and management.

None of the aforementioned individual directors are an officer or director of any other reporting issuers. Other than as set out above, each of the parties does not currently hold other positions with the Company, and do not have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which any of the aforementioned individuals are a party, or in which the individual participates that is entered into or material amendment in connection with the Company's appointment, or any grant or award or modification thereto, under any such plan, contract or arrangement in connection with the Company's appointment of the respective individual to the Board of Directors.

Presently there has not been any compensation agreement entered into between the Company and any of the aforementioned individual board appointees. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MOUNTAIN CORPORATION
Dated: March 20, 2019
	By:	/s/ Ronald Cormick
	Name:	Ronald Cormick
	Title:	Chief Executive Officer
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